CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 71 to the registration statement on Form N-1A (the "Registration Statement") of our report dated November 17, 2000, relating to the financial statements and financial highlights appearing in the September 30, 2000 Annual Report to Shareholders of Stein Roe International Fund and SR&F International Portfolio, and our reports dated November 20, 2000, relating to the financial statements and financial highlights appearing in the September 30, 2000 Annual Reports to Shareholders of Stein Roe Balanced Fund, SR&F Balanced Portfolio, Liberty Value Opportunities Fund, SR&F Growth & Income Portfolio, Stein Roe Disciplined Stock Fund, SR&F Disciplined Stock Portfolio, Stein Roe Growth Stock Fund, SR&F Growth Stock Portfolio, Liberty Growth Investor Fund, Stein Roe Young Investor Fund, SR&F Growth Investor Portfolio, Liberty Midcap Growth Fund, Stein Roe Focus Fund, Stein Roe Capital Opportunities Fund, Stein Roe Small Company Growth Fund and Stein Roe Asia Pacific Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectuses and under the heading "Independent Accountants" in the Statements of Additional Information.





PricewaterhouseCoopers LLP
Boston, Massachusetts
January 25, 2001